Exhibit  10.1

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) between Perception Capital Corp. IV (the “Company”) and Perception Capital Partners IV LLC (the “Holder”; together with the Company, the “Parties” and, each, a “Party) is dated September 6, 2024 (the “Signing Date”).

BACKGROUND

A. The Holder currently owns 9,067,500 warrants (collectively, the “Existing Warrants”), each of which is exercisable to purchase one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”) at $11.50 per share.

B. The Company and the Holder desire to cancel and retire Holder’s Existing Warrants in exchange for 755,625 Ordinary Shares (collectively, the “Exchange Shares”).

C. The exchange of the Existing Warrants for the Exchange Shares (the “Exchange”) is being made in reliance upon the exemption from registration (the “Exemption”) provided by Section 3(a)(9) of the Securities Act of 1933, as amended (together with the related rules and regulations, the “Securities Act”).

AGREEMENT

In consideration of the premises and the agreements set forth below, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

ARTICLE I

EXCHANGE

Section 1.1 Exchange of Existing Warrants. Upon the terms and subject to the conditions of this Agreement, the Holder conveys, assigns, transfers and surrenders the Existing Warrants to the Company and, in exchange, the Company cancels the Existing Warrants and issues the Exchange Shares to the Holder. The Exchange Shares shall rank pari passu with the existing Ordinary Shares, save that the Exchange Shares shall not confer on the holder thereof (i) any right to receive funds from the Trust Account (as such term is defined in the Company’s articles of association), or (ii) any right to vote on a resolution to approve a Business Combination (as such term is defined in the Company’s articles of association). In connection with the Exchange, the Holder relinquishes all rights, title and interest in the Existing Warrants (including any related claims the Holder may have against the Company other than for receipt of the Exchange Shares) and assigns the same to the Company. The issuance of the Exchange Shares to the Holder will be made without registration of such Exchange Shares under the Securities Act, in reliance upon the Exemption. As the Existing Warrants were not registered under the Securities Act, the Exchange Shares will bear restrictive legends. The Exchange Shares will not have any redemption rights or otherwise share in the trust account established by the Company in connection with its initial public offering.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER

The Holder makes the following representations, warranties and covenants, each of which is true and correct on the Signing Date, and shall survive the consummation of the transactions contemplated by this Agreement (the “Transactions”):

Section 2.1 Existence and Power.

(a) If Holder is an entity, the Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b) The Holder has all requisite power, authority and capacity to execute and deliver this Agreement, to perform the Holder’s obligations and to consummate the Transactions. The execution, delivery and performance of this Agreement, and the consummation of the Transactions have been duly authorized by all necessary action on the part of the Holder, and no further consent, approval or authorization is required by the Holder in order for the Holder to execute, deliver and perform this Agreement and consummate the Transactions.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and, assuming due execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally; and (b) general principles of equity.

Section 2.3 The Exemption. The Holder understands that the Exchange Shares are being offered and issued in reliance on specific provisions of federal and state securities laws, specifically the Exemption, and not under a registration statement of the Company, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

Section 2.4 Title to Warrants. The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to its Existing Warrants, free and clear of any Liens (as defined below). The Holder has the full power and authority to transfer and dispose of the Existing Warrants and will deliver such Existing Warrants free and clear of any Lien other than restrictions under the Securities Act and applicable state securities laws and except as set forth in this Agreement the Holder has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Existing Warrants or its rights in such Existing Warrants, or (b) given any person or entity any transfer order, power of attorney, vote, plan, pending proposal or other right of any nature whatsoever with respect to such Existing Warrants which would limit the Holder’s power to transfer the Existing Warrants. “Liens” means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

Section 2.5 Non-Contravention. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the Transactions do not and will not (a) if the Holder is an entity, result in any violation of the provisions of the articles of formation and bylaws or equivalent valid and in force organizational documents of the Holder, or (b) constitute or result in a breach, violation, conflict or default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Holder is a party or by which the Holder is bound or to which any of the property or assets of the Holder is subject, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Holder or any of its properties or cause the acceleration or termination of any obligation or right of the Holder, except in the case of clause (b) for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Holder to perform its obligations.

Section 2.6 Investment Decision.

(a) (i) The Holder is a sophisticated investor acquiring the Exchange Shares in the ordinary course of business and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Exchange Shares and has so evaluated the merits and risks of investing in the Exchange Shares, (ii) the Holder is able to bear the entire economic risk of investing in the Exchange Shares, (iii) the Holder is investing in the Exchange Shares with a full understanding of all of the terms, conditions and risks of such an investment and willingly assume those terms, conditions and risks, and (iv) the Holder has not relied on any statement or other information provided by any person concerning the Company, the Exchange, or the Exchange Shares.

(b) The Holder acknowledges that an investment in the Exchange Shares involves a high degree of risk, and the Exchange Shares are, therefore, a speculative investment. The Holder acknowledges that the terms of the Exchange have been established by negotiation between the Parties. The Holder acknowledges that the Company has not given any investment advice, rendered any opinion or made any representation to the Holder about the advisability of this decision or the potential future value of any of the Existing Warrants. THE HOLDER ACKNOWLEDGES THAT, BY EXCHANGING THE EXISTING WARRANTS FOR ORDINARY SHARES UNDER THIS AGREEMENT, THE HOLDER WILL NOT BENEFIT FROM ANY FUTURE APPRECIATION IN THE MARKET VALUE OF THE EXISTING WARRANTS.

(c) The Holder has been given full and adequate access to information relating to the Company, including the Company’s business, finances and operations as the Holder has deemed necessary or advisable in connection with the Holder’s evaluation of the Exchange. The Holder has not relied upon any representations or statements made by the Company or the Holder’s agents, officers, directors, employees or stockholders in regard to this Agreement. The Holder has sought such accounting, legal and tax advice as the Holder has considered necessary to make an informed investment decision with respect to the Holder’s acquisition of the Exchange Shares and is not relying on the Company or any of the Company’s affiliates for any such advice. The Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC’). The Holder and the Holder’s advisors, if any, have been afforded the opportunity to ask questions of the Company. The Holder has made an independent decision to exchange the Holder’s Existing Warrants for Exchange Shares and is relying solely on the Holder’s own accounting, legal and tax advisors, and not on any statements of the Company or any of the Company’s agents or representatives, for such accounting, legal and tax advice with respect to the Holder’s acquisition of the Exchange Shares and the Transactions.

Section 2.7 No Additional Consideration. The Holder is not providing anything of value for the Exchange Shares other than the Existing Warrants.

Section 2.8 No Remuneration. Neither the Holder nor anyone acting on the Holder’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

Section 2.9 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Shares or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company makes the following representations, warranties and covenants, each of which is true and correct on the Signing Date and shall survive the consummation of the Transactions to the extent set forth in this Agreement.

Section 3.1 Existence and Power.

(a) The Company is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

(b) The Company has all requisite power, authority and capacity to enter into this Agreement and consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, including, without limitation, the issuance of all of the Exchange Shares, have been duly authorized by all necessary action on the part of the Company and its board of directors (or a duly authorized committee) (the “Board of Directors”), and no further consent, approval or authorization is required by the Company or of its Board of Directors or its shareholders in order for the Company to execute, deliver and perform this Agreement and consummate the Transactions, including, without limitation, the issuance of all of the Exchange Shares.

(c) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions will not (i) result in any violation of the provisions of it amended and restated memorandum and articles of association (or other organizational documents) of the Company or (ii) constitute or result in a breach, violation, conflict or default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or cause the acceleration or termination of any obligation or right of the Company, except in the case of clause (ii) for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have material adverse effect on the business, condition (financial or otherwise), properties or results of operations of the Company or an event, change or occurrence that would materially adversely affect the ability of the Company to perform the Company’s obligations under this Agreement.

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Holder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3 Valid Issuance of the Exchange Shares. The Exchange Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue. Assuming the accuracy of the representations of the Holder in Article II, the Exchange Shares will be issued in compliance with all applicable federal and state securities laws. The offer and issuance of the Exchange Shares is exempt from registration under the Securities Act pursuant to the Exemption.

Section 3.4 No Remuneration. Neither the Company nor anyone acting on the Company’s behalf has paid or given any commission or other remuneration to any person directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Issuance of Form 8-K. On or before 5:30 p.m. (New York City time) on the date that is four (4) business days following the Signing Date, the Company shall file a Current Report on Form 8-K with the SEC disclosing all material terms of the Transactions (“8-K Filing”). From and after the issuance of the 8-K Filing, the Company represents to the Holder that the Holder shall not be in possession of any material, nonpublic information received from the Company or any of the Company’s officers, directors, employees, or agents, that is not disclosed in the 8-K Filing, solely by virtue of the Holder’s participation in the Transactions. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of the Company’s officers, directors, employees or agents, on the one hand, and the Holder or its respective affiliates, on the other hand, related to the Transactions or with respect to information shared in connection shall terminate.

Section 4.2 Survival of Representations and Warranties. The agreements of the Company, and the respective representations and warranties of Parties as set forth in Articles II and III, respectively, shall survive the consummation of the Transactions.

Section 4.3 Notice. Any notice provided for in this Agreement shall be in writing and shall be mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(a) if to the Holder, at the Holder’s address set forth on the signature page to this Agreement; and

(b) if to the Company, as follows:

Attn: Richard W. Gaenzle, Jr.

3109 W. 50th Street, #207

Minneapolis, MN 55410

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Giovanni Caruso

Each Party by notice to the other Party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given five (5) business days after being deposited in the mail, postage prepaid.

Section 4.4 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the Parties with respect to the subject matter and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between the Parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.5 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising shall inure to the benefit of and be binding upon the Parties and their successors and assigns.

Section 4.6 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature executed or delivered via electronic means shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such Party.

Section 4.7 Remedies Cumulative. Except as otherwise provided in this Agreement, all rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute or with any Transaction, and irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice. Nothing contained in this Agreement shall (a) limit, or be deemed to limit, in any way any right to serve process in any manner permitted by law, (b) operate, or shall be deemed to operate, to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION.

Section 4.9 No Third Party Beneficiaries or Other Rights. Nothing in this Agreement shall grant to or create in any person not a Party, or any such person’s dependents or heirs, any right to any benefits, and no such party shall be entitled to sue any Party.

Section 4.10 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the Parties. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a Party shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach shall be deemed to be a waiver of any other term, condition or provision or any breach, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a Party’s rights and remedies with respect to such noncompliance or breach.

Section 4.11 No Broker. Neither Party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the Transactions other than such fees and expenses for which such Party shall be solely responsible.

Section 4.12 Further Assurances. Each Party agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either Party may reasonably request in connection with the Transactions.

Section 4.13 Costs and Expenses. Each Party will pay such Party’s own respective costs and expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement, including, but not limited to, the fees and expenses of their respective advisers, counsel, accountants and other experts, if any.

Section 4.15 Severability. If any one or more of the provisions contained in this Agreement, or the application of this Agreement in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not be affected or impaired.

[Signature Page Follows]

The Parties have caused this Agreement to be executed as of the Signing Date.

PERCEPTION CAPITAL CORP. IV

By:	/s/ Scott Honour
Name:	Scott Honour
Title:	Chairman

The Holder: PERCEPTION CAPITAL PARTNERS IV LLC

By:	/s/ Rick Gaenzle
Name:	Richard W. “Rick” Gaenzle
Title:	Managing Member of Macabel Holdings, Inc., its sole member

Address:

DWAC Instructions for Exchange Shares: